    As filed with the Securities and Exchange Commission on December 23, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

PROVIDENT FINANCIAL GROUP, INC.                 OHIO                              31-0982792
PROVIDENT CAPITAL TRUST III                   DELAWARE                            APPLIED FOR
PROVIDENT CAPITAL TRUST IV                    DELAWARE                            APPLIED FOR

(Exact name of each Registrant as    (State or other jurisdiction               (I.R.S. Employer
    specified in its charter)        of incorporation or organization)         Identification Number)

                                 --------------

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2000
               (Address, including zip code, and telephone number,
                 including area code, of Registrants' principal
                               executive offices)

                                  -------------

                               MARK E. MAGEE, ESQ.
                                 GENERAL COUNSEL
                         PROVIDENT FINANCIAL GROUP, INC.
                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2861
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:
                               MARK A. WEISS, ESQ.
                       KEATING, MUETHING & KLEKAMP, P.L.L.
                              1800 PROVIDENT TOWER
                             CINCINNATI, OHIO 45202
                                 (513) 579-6599

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
                               -------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  (Cover continued on next page)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                       Proposed Maximum
                                                      Aggregate Offering      Proposed Maximum        Amount of
    Title of each Class of          Amount to be        Price Per Share      Aggregate Offering      Registration
  Securities to be Registered      Registered (1)           (2) (3)             Price (2) (3)          Fee (4)
--------------------------------------------------------------------------------------------------------------------
Debt Securities of
   Provident Financial Group,
   Inc.                                 (3)                   (3)                    (3)
Debt Warrants of Provident
   Financial Group, Inc.                (3)                   (3)                    (3)
Preferred Stock of Provident
   Financial Group, Inc.                (3)                   (3)                    (3)
Preferred Stock Warrants of
   Provident Financial Group,
   Inc.                                 (3)                   (3)                    (3)
Depository Shares of
   Provident Financial Group,
   Inc.                                 (3)                   (3)                    (3)
Common Stock of Provident
   Financial Group, Inc.(4)
Common Stock Warrants of                (3)                   (3)                    (3)
   Provident Financial Group,
   Inc.
Stock Purchase Contracts of             (3)                   (3)                    (3)
   Provident Financial Group,
   Inc.
Stock Purchase Units of                 (3)                   (3)                    (3)
   Provident Financial Group,
   Inc.
Preferred Securities of                 (3)                   (3)                    (3)
   Provident Capital Trust
   III, and/or Provident
   Capital Trust IV
   (collectively the "Trusts")
Guarantees of Provident                 (3)                   (3)                    (3)
   Financial Group with
   respect to Preferred
   Securities of the Trusts (5)         (3)                   (3)                    (3)
Warrant Units(6)                        (3)                   (3)                    (3)

====================================================================================================================
Total                                  (3)(7)               (3)(7)           $425,000,000(8)(9)    112,200(10)(11)
====================================================================================================================

(1) This Registration Statement also covers contracts which may be issued by Provident Financial Group, Inc. under which the counterparty may be required to purchase Common Stock, Debt Securities, or Preferred Stock. Such contracts would be issued with the Common Stock, Debt Securities, Preferred Securities, Securities Warrants, and/or preferred securities of the Trusts. In addition, any other securities registered hereunder may be sold separately or as units with other securities hereunder.
(2) If any Debt Securities are issued at original issue discount, the amount to be registered may be such greater amount as will result in the initial offering price for such securities.
(3) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(4) Associated with the Common Stock are Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
(5) No separate consideration will be received for the Guarantees of the preferred securities of the Trusts (the "Guarantees"). The Guarantees include the right of holders of trust preferred securities under the Guarantees and certain back-up undertakings, as described in the Registration Statement.
(6) A Warrant Unit may consist of any warrant of Provident Financial Group, Inc. and any other security registered hereunder, including Preferred Securities of a Trust.
(7) The securities registered also include such indeterminate number of shares of Preferred Stock and Common Stock as may be issued in exchange for, or upon conversion of, Debt Securities, other Preferred Stock and/or preferred securities of the Trusts registered hereunder.
(8) Or the equivalent thereof in one or more foreign currencies or composite currencies, including European Monetary Units.
(9) No separate consideration will be received for Common Stock or Preferred Stock that is issued in exchange for or upon conversion of the Debt Securities or upon conversion of Preferred Stock, and/or preferred securities of the Trusts.
(10) Determined pursuant to Rule 457(o). In no event will the aggregate initial offering price (excluding accrued interest or dividends) of Common Stock, Debt Securities, Preferred Stock, Securities Warrants, Depositary Shares, securities of the Trusts issued under this Registration Statement exceed $500,000,000.
(11) A filing fee of $20,850 was previously paid in connection with $75,000,000 of Capital Securities of Provident Financial Capital Trust III registered under the Registration Statement on Form S-3 (No. 333-80231).

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to $75,000,000 of unissued Capital Securities of Provident Financial Capital Trust III registered pursuant to the Registrants'

Registration Statement on Form S-3 (No. 333-80231). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-80231. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                INTRODUCTORY NOTE

     This Registration Statement contains a form of base prospectus relating to common stock and common stock warrants, preferred stock and preferred stock warrants, depositary shares, debt securities and debt warrants, stock purchase contracts and stock purchase units of Provident Financial Group, Inc.; the preferred securities of Provident Capital Trust III and Provident Capital Trust IV (which we refer to as the Trusts); and units consisting of any combination of securities of a Trust and of Provident Financial Group, Inc.

     The information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

PROSPECTUS

                                  $500,000,000

                         PROVIDENT FINANCIAL GROUP, INC.
                                   May Offer --

                                  Common Stock
                              Common Stock Warrants
                                 Preferred Stock
                            Preferred Stock Warrants
                                Depositary Shares
                                 Debt Securities
                                  Debt Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units
                                  Warrant Units

                                   THE TRUSTS
                                   May Offer --

                           Trust Preferred Securities
                                  Warrant Units

                                   -----------

         We and, in the case of an offering of trust preferred securities, the applicable Trust, will provide the specific terms of these securities in supplements to this prospectus. We and the Trusts may also offer units consisting of combinations of these securities. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

         We or the Trusts may use this prospectus to offer up to $500,000,000 of securities. Our common stock is traded on the NASDAQ National Market under the symbol "PFGI."
                                                     -----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ________ __, 1999

                                TABLE OF CONTENTS


                                                                                                               Page

PROSPECTUS SUMMARY...............................................................................................4

PROVIDENT FINANCIAL GROUP, INC...................................................................................4

THE SECURITIES WE MAY OFFER......................................................................................5

THE TRUSTS.......................................................................................................5

THE SECURITIES THE TRUSTS MAY OFFER..............................................................................6

WHERE YOU CAN FIND MORE INFORMATION..............................................................................7

FORWARD-LOOKING STATEMENTS.......................................................................................8

USE OF PROCEEDS..................................................................................................9

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS............................................................................9

DESCRIPTION OF COMMON STOCK.....................................................................................10

DESCRIPTION OF PREFERRED STOCK..................................................................................10

DESCRIPTION OF DEPOSITARY SHARES................................................................................13

DESCRIPTION OF DEBT SECURITIES..................................................................................16

DESCRIPTION OF WARRANTS.........................................................................................24

WARRANT UNITS...................................................................................................27

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS...............................................................27

DESCRIPTION OF THE TRUST PREFERRED SECURITIES...................................................................28

DESCRIPTION OF THE GUARANTEES...................................................................................37

DESCRIPTION OF CAPITAL SECURITIES...............................................................................41

CERTAIN TAX CONSIDERATIONS......................................................................................42


PLAN OF DISTRIBUTION............................................................................................42

ERISA CONSIDERATIONS............................................................................................45

LEGAL MATTERS...................................................................................................45

EXPERTS.........................................................................................................45


                               PROSPECTUS SUMMARY

         This is a brief overview of key aspects about us and the Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For more complete information on us and the Trusts and a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

         - this prospectus, which explains the general terms of the securities that we and the Trusts may offer;

         - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

         - the documents referred to in the section of this prospectus entitled, "Where You Can Find More Information" on page 7 for information about Provident Financial Group, including our financial statements.

                         PROVIDENT FINANCIAL GROUP, INC.

         We are a Cincinnati-based commercial banking and financial services company with full service banking operations in Ohio, northern Kentucky and southwestern Florida. At September 30, 1999, we had total assets of $8.991 billion, loans and leases of $5.894 billion, deposits of $6.330 billion and shareholders' equity of $741.8 million. We also service an additional $5.287 billion of loans and leases.

         We have expanded our franchise in recent years through internal growth and acquisitions. Business units that have been expanded to operate at a national level include Provident Capital Corp (a middle-market structured finance products division), Provident Commercial Group and Information Leasing Corporation (commercial leasing divisions) and Provident Consumer Financial Services (a mortgage loan division). We have also expanded by acquisitions of Florida Gulfcoast Bancorp, Inc. located in Sarasota, Florida and South Hillsborough Community Bank located in Hillsborough County, Florida.

         Effective December 3, 1999, we completed our acquisition of OHSL Financial Corp. and its subsidiary Oak Hills Savings & Loan Company, F.A. We expect to complete the acquisition of Fidelity Financial of Ohio, Inc. during the first quarter of 2000.

         We conduct our banking operations through The Provident Bank and Provident Bank of Florida.

         At September 30, 1999, we and our subsidiaries employed approximately 2,600 full-time-equivalent employees.

         Our principal executive offices are located at One East Fourth Street, Cincinnati, Ohio 45202. Our Investors Relations telephone number is (513) 345-7102 or (800) 851-9521.

                           THE SECURITIES WE MAY OFFER

         We may use this prospectus to offer up to $500,000,000 of:

         -    common stock;

         -    common stock warrants;

         -    preferred stock;

         -    preferred stock warrants;

         -    depositary shares;

         -    debt securities;

         -    debt warrants;

         -    stock purchase contracts;

         -    stock purchase units; and

         - units consisting of combinations of these securities, which may include trust preferred securities, that may be offered by the Trusts.

         A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

                                   THE TRUSTS

         Each Trust is a statutory business trust formed under Delaware law pursuant to a separate Declaration of Trust (a "Declaration") executed by us, as sponsor for such Trust, and the trustees of such Trust and the filing of a Certificate of Trust with the Delaware Secretary of State.

         Unless an accompanying prospectus supplement provides otherwise, each Trust exists for the sole purposes of:

         - issuing the trust preferred securities and trust common securities;

         - investing the gross proceeds of the sale of the trust preferred securities and trust common securities in a specific series of subordinated debt securities; and

         - engaging in only those other activities necessary or incidental thereto.

         We will own all of the common securities of the Trusts. The trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities.

However, if an event of default under the applicable Declaration occurs, the rights of the holders of the applicable trust common securities to payment of distributions upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable trust preferred securities.

         We will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of each Trust. Each Trust will have a term of at least 20 but not more than 50 years, but may dissolve earlier. Each Trust will be operated by the trustees. The holder of the trust common securities will be entitled to appoint or replace any of, or increase or reduce the number of, the Trustees of each Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such Trust. At least one of the trustees of each Trust will be a person who is an employee or officer of ours or who is affiliated with us (a "Regular Trustee"). One trustee of each Trust will be a financial institution that is not affiliated with us and which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939 pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in Delaware and otherwise meets the requirements of applicable law, one trustee of each Trust will be a legal entity having a principal place of business in, or an individual resident of, Delaware.

         We will pay all fees and expenses related to each Trust and the offering of the trust preferred securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be The Chase Manhattan Bank, and the Delaware trustee will be Chase Manhattan Bank Delaware. The executive officer of each Trust is c/o Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, and its telephone number is (513) 579-2861.

                       THE SECURITIES THE TRUSTS MAY OFFER

         Each Trust may use this prospectus to offer up to $500,000,000 of trust preferred securities. Each Trust may also offer units consisting of trust preferred securities and securities that we will issue.

         A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of the trust preferred securities and units consisting of trust preferred securities and securities that we issue.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede, as relevant, information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus:

         -    Annual Report on Form 10-K for the year ended December 31, 1998;

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         - Current Reports on Form 8-K dated January 28, 1999, June 23, 1999 and November 24, 1999; and

         - The description of our common stock contained in SEC Registration Statement No. 333-32423.

         You may request a copy of these filings, in most cases without exhibits, at no cost, by writing or telephoning us at the following address:

                         Provident Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                            Attn: Mark E. Magee, Esq.
                                 (513) 579-2000
                                   -----------

         This prospectus does not contain or incorporate by reference any separate financial statements of the Trusts. We do not consider such financial statements material to holders of trust preferred securities because:

         - all of the voting securities of each Trust will be owned, directly or indirectly, by us, a reporting company under the Exchange Act;

         - no Trust has independent operations but rather each exists only to issue securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in debt securities; and

         - the obligations of the Trusts under the trust preferred securities are fully and unconditionally guaranteed by us to the extent set forth in this prospectus.

         You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                           FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for certain forward-looking statements. Forward-looking statements include those preceded by, followed by or that otherwise include the statements "should," "believe," "expect," "anticipate," "intend," "may," "will," "continue," "estimate" and other expressions that indicate future events and trends. Although we believe that in making such statements their expectations are based on reasonable assumptions, such statements may be influenced by risks and uncertainties which could cause actual results and trends to be materially different from historical results or those anticipated depending on a variety of factors. These factors include, without limitation:

         - competitive pressures among depository and other financial services companies may increase significantly;

         - costs or difficulties related to the integration of the businesses that we acquire may be greater than expected;

         - changes in the interest rate environment may reduce our interest margins, cause an increase in the prepayment rate on mortgages we hold and securitized and other loans or reduce the demand for new loans;

         - general economic or business conditions, either internationally or nationally or in the states in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

         - legislation or regulatory requirements or changes may adversely affect the businesses in which we are engaged;

         - technology-related changes may be harder to make or more expensive than expected; and

         -    changes in the securities markets.

         You should understand that these factors, in addition to those discussed elsewhere in this document and in documents which have been incorporated by reference, could affect our future results and could cause those results to be materially different from those expressed in their forward-looking statements. We do not undertake any obligation to update any forward looking statements to reflect events or circumstances arising after the date of this document.

                                 USE OF PROCEEDS

         Each Trust will invest all of the net proceeds from the sale of any preferred securities in our junior subordinated debentures.

         Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include working capital, capital expenditures, repayment of existing indebtedness, financing possible future acquisitions and providing advances to or investments in our subsidiary banks. The amounts and timing of our application of the proceeds will depend upon many factors, including the funding requirements of, the availability of other funds, and the existence of acquisition opportunities. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

         Our consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

--------------------------------------------------------------------------------------------------------------------
                                                    Nine Months
                                                      Ended                           Year Ended
                                                  September 30,                      December 31,
--------------------------------------------------------------------------------------------------------------------

                                                  1999      1998     1998     1997       1996      1995      1994
--------------------------------------------------------------------------------------------------------------------
Earnings to Fixed Charges:
    Excluding interest on deposits                2.80x     2.55x    2.37x    2.82x     2.33x     2.55x     3.13x
    Including interest on deposits                1.62x     1.56x    1.50x    1.53x     1.42x     1.41x     1.53x
--------------------------------------------------------------------------------------------------------------------
Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
    Excluding interest on deposits                2.77x     2.52x    2.35x    2.78x     2.31x     2.42x     2.82x
    Including interest on deposits                1.62x     1.56x    1.50x    1.52x     1.42x     1.39x     1.49x
--------------------------------------------------------------------------------------------------------------------

         For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents.

                           DESCRIPTION OF COMMON STOCK

         We may issue, either separately or in units together with other securities, shares of common stock. We are authorized to issue up to 110,000,000 shares of common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities. See the section of this prospectus entitled, "Description of Capital Securities" on page 41.

                         DESCRIPTION OF PREFERRED STOCK

         The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

GENERAL

         Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series and to specify the following terms for each series:

         -    the number of shares;

         -    the designation, powers, preferences and rights of the shares; and

         - the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

         Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

         The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock that we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

         Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

         The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK

         Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

         Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to in the section of this prospectus entitled, "Description of Depositary Shares" on page 13, on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

         We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

         - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

         - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

         Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

         Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

         - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

         - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

         The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

REDEMPTION

         If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

         Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

         Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

         If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

VOTING RIGHTS

         The holders of shares of preferred stock will have no voting rights, except:

         -    as otherwise stated in the prospectus supplement;

         -    as otherwise stated in the resolutions establishing such series;
              or

         -    as required by applicable law.

                        DESCRIPTION OF DEPOSITARY SHARES

         The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. This summary is qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to a document incorporated by reference in the registration statement. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

         We may, at our option, offer fractional rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, which will represent a fraction of a share of a particular series of preferred stock.

         The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select that has its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

         The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

         If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

         Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

VOTING DEPOSITED PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

         We will agree to take all actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will not vote shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

         -    all outstanding depositary shares have been redeemed; or

         - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

         Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so. We may at any time remove the preferred stock depositary effective upon the appointment of a successor depositary and its acceptance of such appointment. Any successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

         The preferred stock depositary will forward all reports and communications from us which are delivered to it and which we are required to furnish to the holders of the deposited preferred stock.

         Neither we nor the preferred stock depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of enumerated duties. Neither us nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called "indentures." The indenture is a contract between us and the trustee named in the applicable prospectus supplement which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later on page 18 under "Remedies If An Event of Default Occurs." Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

         The debt securities will be secured or unsecured obligations of ours and may include:

         -    senior debt securities, to be issued under the senior indenture;

         - subordinated debt securities, to be issued under the subordinated indenture; and

         - junior subordinated debt securities, to be issued under the junior subordinated indenture.

If issued, the junior subordinated debt securities will be purchased by a Trust using proceeds from issuances of trust preferred securities. When we refer to the indenture, we mean the senior indenture, the subordinated indenture and the junior subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee we mean the senior trustee, the subordinated trustee and the junior subordinated trustee collectively, unless we indicate otherwise.

         This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are secured or unsecured, are senior debt securities, subordinated debt securities or junior subordinated debt securities. The supplement also will describe the interest and other terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the senior, subordinated or junior subordinated indenture or the debt securities, and is qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See the section of this prospectus entitled "Where You Can Find More Information" on page 7 for information on how to obtain a copy.

         The prospectus supplement relating to your debt securities will describe the following specific financial, legal and other terms particular to your debt securities:

         -    the title of your debt securities;

         - any limit on the aggregate principal amount of your debt securities;

         -    the date or dates on which your debt securities will mature;

         - the annual rate or rates (which may be fixed or variable) at which your debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

         - the dates on which interest on your debt securities will be payable and the regular record dates for those interest payment dates;

         - any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

         - the date, if any, after which and the price or prices at which your debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

         - if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your debt securities will be issuable;

         - if other than the principal amount thereof, the portion of the principal amount of your debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

         - any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your debt securities;

         - whether the debt securities are secured or unsecured or are senior, subordinated or junior subordinated debt securities;

         - provisions, if any, under which the debt securities may be converted into our common stock or preferred stock;

         - the subordination provisions applicable to the subordinated debt securities or junior subordinated debt securities; and

         -    any other material terms of your debt securities.

         The prospectus supplement relating to your debt securities will be attached to the front of this prospectus.

         The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law.

EVENTS OF DEFAULT

General.

         You will have special rights if an "event of default" occurs and is not cured, as described later in this subsection. Under the indentures, the term "event of default" means any of the following:

         - We do not pay the principal or any premium on a debt security on its due date;

         - We do not pay interest on a debt security within 30 days of its due date;

         - We remain in breach of any restrictive covenant or warranty described in the indenture for 90 days after receiving a notice stating it is in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities of the affected series; or

         -    Certain events of bankruptcy, insolvency or reorganization of us.

Remedies if an Event of Default Occurs.

         If an event of default (with the exception of an event of default involving our bankruptcy, insolvency or reorganization) has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a "declaration of acceleration of maturity."

         Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

         In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

         - You must give the trustee written notice that an event of default has occurred and remains uncured;

         - The direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

         - The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

         - The trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

MODIFICATION

         There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval.

         The following are changes that cannot be made to your debt securities without your specific approval:

         - except with respect to deferrals of interest of junior subordinated debentures as provided in the junior subordinated indenture, change the payment due date of the principal or interest on a debt security;

         -    reduce any amounts due on a debt security;

         - reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

         -    change the place of payment on a debt security;

         -    impair your right to sue for payment;

         - reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

         - reduce the percentage of direct holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

         - change or modification to the subordination or conversion provisions (if any) of the debt securities in any manner adverse to the holders; and

         - modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote.

         Some changes to the indentures and the debt securities require a vote in favor by holders owning a majority of the principal amount of the particular series affected. The same majority vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval.

         The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and similar changes that would not adversely affect holders of the debt securities.

SUBORDINATION

         Our obligations under the subordinated debentures or junior subordinated debentures, as applicable, will be subordinate, to the extent set forth in the applicable indenture, to all our existing and future senior debt. In addition, the subordinated debentures and junior subordinated debentures will be effectively subordinated to all existing and future obligations of our subsidiaries. In addition, our obligations under the guarantees are subordinated to the same extent as the junior subordinated securities. This means we cannot make any payments on the junior subordinated debentures or the guarantees if we are in default on any of our senior debt.

         Also, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the subordinated debentures and junior subordinated debentures or the guarantees. The indentures, the guarantees and the declarations of trust do not limit our ability to incur additional senior debt. For more information, see below under the caption "Description of the Guarantees--Ranking" on page 39 of this prospectus.

         As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, our cash flow and consequent ability to service our debt, including the subordinated debentures and junior subordinated debentures, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the subordinated debentures and junior subordinated debentures or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends by our subsidiaries is contingent upon their earnings and is subject to various business considerations in addition to the requirements of federal and state bank and other regulators and contractual restrictions.

         In addition, since the subordinated debentures and junior subordinated debentures will be obligations of a holding company, the ability of holders of the subordinated debentures and junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another company, or to buy or lease substantially all of the assets of another entity. However, unless we survive the consolidation or merger, we may not take any of these actions unless the following conditions, among others, are met:

         - Where we merge out of existence or sell or lease substantially all our assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

         - The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, an existence of an event of default is deemed to be a default.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         Debt securities will be issuable in definitive, registered form or in temporary or permanent global form.

         You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

         You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the "security registrar." It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

TEMPORARY GLOBAL SECURITIES

         If so specified in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as bearer securities will initially be represented by one or more temporary global securities, without interest coupons, to be deposited with a common depositary credit to designated accounts. On and after the date determined as provided in any such temporary global security and described in the applicable prospectus supplement, but within a reasonable time, each such temporary global security will be exchangeable for definitive bearer securities, definitive registered securities or all or a portion of a permanent global bearer security, or any combination thereof, as specified in the prospectus supplement. No definitive bearer security or permanent global bearer security delivered in exchange for a portion of a temporary global security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

         Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary global securities will be set forth in the applicable prospectus supplement.

PERMANENT GLOBAL SECURITIES

         If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global security may exchange their interests for debt securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent global security will be payable in the manner described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

         We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

         In the past, we have chosen to pay interest by mailing checks. We may also choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.

         We may also arrange for additional payment offices, and may cancel or change these offices, including its use of the trustee's corporate trust office. These offices are called "paying agents." We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

INFORMATION CONCERNING THE TRUSTEES

         The trustee serves as trustee under indentures for other debt of ours. The trustee may, from time to time, make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

NOTICES

         Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PROVISIONS APPLICABLE TO JUNIOR SUBORDINATED DEBT SECURITIES

         The following provisions apply only to the junior subordinated debt securities:

Events of Default.

         In addition to the events described above under "Description of Debt Securities - Events of Default" applicable to all debt securities, the voluntary or involuntary dissolution, winding up or termination of the Trust that owns the series of junior subordinated debt securities will constitute an event of default for any series of junior subordinated debt securities issued pursuant to the junior subordinated indenture, except in connection with:

         - the distribution of such junior subordinated debt securities to holders of trust securities of the Trust;

         -    the redemption of all of the trust securities of the Trust; and

         - mergers, consolidations or similar events permitted by the amended declaration of the Trust.

         The holders of at least a majority in aggregate liquidation amount of the trust preferred securities of the Trust may waive any default or event of default with respect to such series and its consequences, except defaults or events of default that:

         - are not waivable under the junior subordinated indenture (such as defaults regarding payment of principal, premium, if any, or interest); or

         - require the consent or vote of greater than a majority in principal amount of the holders of junior subordinated debt securities to be waived under the junior subordinated indenture, in which case the event of default may only be waived by the holders of the same "super-majority" in liquidation amount of the trust preferred securities.

         Any such waiver will cure such default or event of default. If, under the amended declaration of the Trust, an event of default has occurred and is attributable to our failure to pay principal, premium, if any, or interest on, such junior subordinated debt securities, then each holder of the trust preferred securities of the Trust may sue us or seek other remedies, to force payment to such holder of the principal of, premium, if any, or interest on, such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder.

Modification of Junior Subordinated Indenture.

         Under the junior subordinated indenture, we and the indenture trustee may change some rights of holders of a series of junior subordinated debt securities with the written consent of the holders of a majority in principal amount of the series of junior subordinated debt securities that are affected. Any such change will be subject to the limitations described above under "Modification" on page 19 applicable to the other debt securities. If the property trustee of the Trust, as a holder of junior subordinated debt securities, is required to consent to any amendment, modification or termination of the junior subordinated indenture, the property trustee will request directions from the holders of the trust securities of the Trust.

                             DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock, debt securities or trust preferred securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate agreement to be entered into between us and a bank or trust corporation, as warrant agent as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, are or will be filed as exhibits to or incorporated by reference in the registration statement. The following summaries of certain provisions of the forms of warrant agreements and warrant certificates do not purport to be complete and are qualified in their entirety by reference to, all the provisions of the warrant agreements and the warrant certificates.

GENERAL

         If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

         -    the offering price;

         - the currencies in which the price for such warrants may be payable;

         - the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of such warrants;

         - the designation and terms of any series of debt securities, preferred stock or trust preferred securities with which the warrants are being offered and the number of warrants being offered with each such share of common stock or preferred stock, debt security or trust preferred securities;

         - if applicable, the date on and after which such warrants and the related common stock, series of debt securities, preferred stock or trust preferred securities will be transferable separately;

         - the principal amount and series of debt securities purchasable upon exercise of each such warrant and the price at which and currencies in which such principal amount of debt securities of such series may be purchased upon such exercise;

         - the dates on which the right to exercise such warrants shall commence and expire;

         -    whether the warrants will be issued in registered or bearer form;

         - if applicable, a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations; and

         - any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

         In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

         -    the offering price;

         - the number of shares purchasable upon exercise of such warrants and, in the case of warrants for preferred stock, the designation, number and terms of the series of preferred stock purchasable upon exercise of such warrants;

         - if applicable, the designation and terms of the series of common stock, debt securities, preferred stock or trust preferred securities with which such warrants are being offered and the number of such warrants being offered with each share of common stock or preferred stock, debt security or trust preferred securities;

         - if applicable, the date on and after which such warrants and the related common stock or preferred stock series of debt securities or trust preferred securities will be transferable separately;

         - the number of shares of common stock or preferred stock purchasable upon exercise of each such warrant and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

         - the dates on which the right to exercise such warrants shall commence and expire;

         -    any applicable anti-dilution provisions;

         -    any applicable redemption or call provisions;

         -    any United States federal income tax consequences; and

         - any other terms of such warrants. Warrants for the purchase of preferred stock or common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

         Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Before the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder thereof to purchase such principal amount of debt securities, shares of common stock or preferred stock or trust preferred securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

         Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENTS

         The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

                                  WARRANT UNITS

         We may issue warrants as a part of a warrant unit consisting of warrants and another security described in this prospectus, including a trust preferred security. The terms of a series of warrant units may be described in a unit agreement between us (and the Trust if the warrant unit includes trust preferred securities) and a bank or trust corporation, as unit agent. The applicable prospectus supplement will describe the specific terms of any warrant units.

                STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and one or more shares of our common stock, preferred stock or fractions thereof or a debt security or a debt obligation of ours or a third party, including a U.S. Treasury security. Our common stock, preferred stock or debt securities or the debt obligation of a third party may serve as collateral to secure the holders' obligations to purchase the shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

         The following description of the terms and provisions of trust preferred securities summarizes certain general terms that will apply to each series of trust preferred securities. This description is not complete, and we refer you to the certificate of trust and the declaration of trust for each Trust and the form of the amended and restated declaration of trust, copies of which we filed as exhibits to the registration statement of which this prospectus is a part.

DECLARATION OF TRUSTS

         When a Trust issues a series of preferred securities, the declaration of trust relating to that Trust will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each Trust will issue only one series of preferred securities.

         The declaration of trust of each Trust will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Chase Manhattan Bank will act as property trustee under each relevant declaration of trust.

         Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable Trust. The holders of the preferred securities will be entitled to a preference in certain circumstances regarding distributions from the applicable Trust and amounts payable on redemption or liquidation over the corresponding series of common securities, as well as other benefits as described in the relevant declaration of trust.

SPECIFIC TERMS OF EACH SERIES

         Each time that a Trust issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of these preferred securities. These terms may include the following:

         -    the distinctive designation of the preferred securities;

         - the number of preferred securities issued by the applicable Trust and the liquidation value of each such preferred security;

         - the annual distribution rate (or method of determining such rate) for preferred securities issued by the applicable Trust and the date or dates upon which such distributions will be payable;

         - whether distributions on preferred securities issued by the applicable Trust may be deferred and, if so, what the maximum number of distributions that may be deferred and the terms and conditions of such deferrals will be;

         - whether distributions on preferred securities issued by the applicable Trust will be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by each Trust will be cumulative;

         - the amount or amounts which will be paid out of the assets of the applicable Trust to the holders of preferred securities of the Trust upon voluntary or involuntary dissolution, winding up or termination of the applicable Trust;

         - any obligation of the applicable Trust to purchase or redeem preferred securities issued by the applicable Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the applicable Trust will be purchased or redeemed, in whole or in part, pursuant to such obligation;

         - any voting rights of preferred securities issued by the applicable Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the relevant declaration of trust; and

         - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable Trust, consistent with the declaration of the trust and with applicable law.

         All preferred securities that a Trust offers will be guaranteed by us to the extent set forth in the section of this prospectus entitled "Description of the Guarantees" on page 37. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

ISSUANCE OF COMMON SECURITIES

         In connection with the issuance of preferred securities, each Trust will issue common securities to us. Except as described below under the caption "--Subordination" in this prospectus, the terms of the common securities issued by the applicable Trust will be substantially identical to the terms of the preferred securities. These terms will be defined in the relevant declaration of trust and will be summarized in the applicable prospectus supplement. These terms will specify the following:

         - the annual distribution rate (or method of determining that rate) and the date or dates upon which the distributions will be payable;

         - the rights of the applicable Trust to redeem the common securities and related provisions;

         -    the voting rights of holders of the common securities;

         -    any liquidation rights or similar restrictions;

         - and other specific terms of the common securities (not inconsistent with the relevant declaration of trust).

SUBORDINATION

         The common securities will rank on a par with, and payments will be made on them on a proportionate basis with, the preferred securities issued by the applicable Trust, except that upon a "trust enforcement event," the rights of the holders of the common securities to payments of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.

HOLDER OF COMMON SECURITIES

         Except in some limited circumstances, the holder of the common securities of the applicable Trust will have sole power to appoint, remove or replace any of the trustees of the applicable Trust. We will, directly or indirectly, own all of the common securities of the applicable Trust.

TRUST ENFORCEMENT EVENTS

         An event of default under the indenture that has occurred and is continuing constitutes a trust enforcement event under the relevant declaration of trust.

REMEDIES OF HOLDERS OF PREFERRED SECURITIES AND THE PROPERTY TRUSTEE

         If a trust enforcement event occurs, holders of preferred securities of the applicable Trust would rely on the enforcement by the property trustee of its rights as a holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the preferred securities of the applicable Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the relevant declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debentures.

         Upon the occurrence of a trust enforcement event, the property trustee, as the holder of the junior subordinated debentures, will have the right under the indenture to declare the principal of and premium, if any, and interest on the junior subordinated debentures held by the applicable Trust to be immediately due and payable.

         If the property trustee fails to enforce its rights regarding the junior subordinated debentures held by the applicable Trust, any holder of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding directly against us to enforce the property trustee's rights under these junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. In addition, if a trust enforcement event occurs and such event is attributable to our failure to make any required payments on the junior subordinated debentures when due, then a holder of preferred securities may, on or after the date that such payment was due, institute a proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the total liquidation amount of the preferred securities held by that holder. We refer to such proceeding as a "direct action". In connection with a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.

REMEDIES OF HOLDERS OF COMMON SECURITIES

         The holder of the common securities will be deemed to have waived any trust enforcement event regarding the common securities until all trust enforcement events regarding the preferred securities have been cured, waived or otherwise eliminated. Until such a trust enforcement event has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant declaration of trust, and, therefore, the indenture.

LIMITATION ON CONSOLIDATIONS, MERGERS AND SALE OF ASSETS

         None of the Trusts may consolidate, merge with or into, or sell or lease substantially all of its properties and assets to any corporation or other entity, unless:

         -    a majority of the regular trustees consent to such a transaction;

         - the successor assumes all of the obligations of the Trust regarding the preferred securities, or substitutes other securities for the preferred securities with substantially the same terms and other provisions as the preferred securities (which we refer to as "Successor Securities"), and regarding the Trustees;

         - if Successor Securities are issued, these securities are listed on the same national securities exchange on which the preferred securities were listed;

         - the transaction does not cause the preferred securities or the Successor Securities to be downgraded by a national ratings organization;

         - such transaction does not adversely affect the rights of the holders of the preferred securities in any material respect;

         - following the transaction, the Trust would not have to register as an "investment company" under the Investment Company Act of 1940;

         - we, or a successor which will own all of the common securities of the Trust or its successor, will guarantee the preferred securities, or the Successor Securities, to the same extent as the preferred securities are guaranteed by the guarantee;

         - the Trust would continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to such a change; and

         - the holders of the preferred securities would continue to be treated as owning an undivided beneficial interest in the assets of the Trust, unless each holder of the preferred securities consents to such a change.

PAYING AGENT

         Unless the applicable prospectus supplement states otherwise, if any preferred securities are not in the form of global securities each Trust will maintain in the Borough of Manhattan, The City of New York, an office or agency where the preferred securities may be presented for payment by a paying agent.

         Each Trust may appoint a paying agent and may appoint one or more additional paying agents in such other locations as it may determine and change any paying agent without prior notice to the holders of preferred securities. Each Trust, or any of its affiliates, may act as paying agent regarding any series of preferred securities. Unless the applicable prospectus supplement states otherwise, the property trustee will act as paying agent for each series of preferred securities. If the property trustee will no longer act as the paying agent, the regular trustees may appoint a successor, which will be a bank or trust company acceptable to us, to act as paying agent.

TRANSFER OF PREFERRED SECURITIES

         For each issue of preferred securities, the property trustee will keep a security register to provide for the transfer and registration of transfer of preferred securities. The following provisions apply to the transfer of preferred securities which are not issued in book-entry form:

         - Holders of any issue of preferred securities may exchange their securities for an equal principal amount of other preferred securities of different authorized denominations of the same issue and with the same terms.

         - No service charge will be made for any registration of transfer or exchange of securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of securities.

         - If the preferred securities are to be redeemed in part, the Trust will not be required:

              - to issue, register the transfer of or exchange any securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such securities selected for redemption and ending at the close of business on the day of such mailing; or

              - to register the transfer or exchange of any preferred security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

GLOBAL SECURITIES

         The preferred securities of any issue may be issued in the form of one or more global securities. Preferred securities of any issue will no longer be eligible to be represented in the form of a global security and will be registered in definitive form if one of the following events occurs:

         - if at any time the depositary notifies the applicable Trust that it is unwilling or unable under the Securities Exchange Act of 1934 and other applicable law to continue as depositary or if at any time it will no longer be eligible, in each case if a successor depositary is not appointed within 90 days after the applicable Trust receives notice or becomes aware of this ineligibility; or

         - the applicable Trust, in its sole discretion, may determine that the preferred securities issued in the form of one or more global securities will no longer be represented by a global security.

         For more information regarding the issuance of global securities and the depositary arrangements for them, see the applicable prospectus supplement.

REGISTRATION OF GLOBAL SECURITIES

         If the preferred securities are to be issued in the form of one or more global securities, then a regular trustee on behalf of the applicable Trust will execute and the property trustee will cause the global securities to be registered in the name of the depositary for these global securities or its nominee.

REGISTRATION OF PREFERRED SECURITIES IN DEFINITIVE FORM

         Preferred securities not represented by a global security which are issued in exchange for all or a part of a global security will be registered in such names and in such authorized denominations as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the property trustee. Upon execution and authentication, the property trustee will deliver the preferred securities not represented by a global security to the persons in whose names such definitive preferred securities are so registered. The preferred securities that are not initially represented by a global security may be exchanged or transferred for part of a global security pursuant to the instructions and procedures of the depositary.

RELIANCE ON THE DEPOSITARY BY THE TRUSTS AND PROPERTY TRUSTEE

         In connection with each issue of preferred securities, the applicable Trust and property trustee may for all purposes, including the making of payments due on these preferred securities, deal with the depositary as the authorized representative of the holders of these preferred securities for the purpose of exercising the rights of these holders. The rights of the owner of any beneficial interest in a global security will be limited to those established by law and agreements between such owners and depository participants or Euroclear and Cedel; provided that no such agreement will give any rights to any person against the applicable Trust or property trustee without the written consent of these parties.

TRANSFER OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES

         Global securities may not be transferred as a whole except under the following circumstances:

         -    by the depositary to a nominee of the depositary;

         - by a nominee of the depositary to the depositary or another nominee of the depositary; or

         - by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

         Interests of beneficial owners in a global security may be transferred or exchanged for preferred securities not represented by a global security and preferred securities not represented by a global security may be transferred or exchanged for global securities in accordance with rules of the depositary.

AMENDMENTS

Amendments Without Consent of Holders of Preferred Securities

         Each declaration of trust may be amended without the consent of the holders of the preferred securities:

         -    to cure any ambiguity;

         - to correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision in the relevant declaration of trust;

         - to add to our covenants, restrictions or obligations, as sponsor of the Trusts;

         - to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority; or

         - to modify, eliminate or add to any provisions as necessary to the relevant declaration of trust to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities or common securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940; provided that any action described in this sentence may be taken only if it does not adversely affect in any material respect the rights of the holders of preferred securities or common securities.

Amendment With Consent of Holders of Preferred Securities and Common Securities

         Without the consent of each holder of the preferred securities and the common securities, the relevant declaration of trust may not be amended to:

         - change the amount or timing of any distribution of the preferred securities and the common securities or otherwise adversely affect the amount of any distribution required to be made on the preferred securities and the common securities;

         - restrict the right of a holder of preferred securities to institute suit for the enforcement of any payment owed on these securities; or

         - change the voting requirements and other provisions relating to amendments.

         Without the consent of 66 2/3% of the holders of outstanding preferred securities and common securities voting as a single class, the relevant declaration of trust may not be amended to:

         (1) adversely affect the powers, preferences or special rights of the preferred securities and the common securities; or

         (2) result in the dissolution, winding-up or termination of the applicable Trust other than pursuant to the terms of the relevant declaration of trust;

provided that, if any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities, then only the affected class will be entitled to vote on such amendment or proposal.

Amendments With Consent of Holders of Common Securities

         Without the consent of the holders of a majority in liquidation amount of the common securities, the relevant declaration of trust may not be amended to change the rights of the holders of the common securities to increase or decrease the number of, and appoint and remove trustees.

PROVISIONS THAT MAY NOT BE AMENDED

         Under no circumstances may the following provisions of the relevant declaration of trust be amended:

         - to cause the applicable Trust to be classified other than as a grantor trust for United States federal income tax purposes;

         - to reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act of 1939; and

         - to cause the applicable Trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940.

MEETINGS OF THE HOLDERS OF SECURITIES

Meetings

         The regular trustees of a Trust may call a meeting of the holders of the securities on any matter on which these securities are entitled to act under the relevant declaration of trust. In addition, the holders of at least 10% in liquidation amount of issue of preferred securities may direct the regular trustees to call such a meeting. The regular trustees are required to give notice of any such meeting at least 7 days but not more than 60 days before the date of that meeting. The regular trustees, in their sole discretion, will establish all other provisions relating to meetings of holders of preferred securities not stated below.

Action by Written Consent

         Whenever a vote, consent or approval of the holders of preferred securities is permitted or required, that vote, consent or approval may be given at the meeting. Any action that may be taken at a meeting of these holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of preferred securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

Proxies

         Each holder of a preferred security may authorize any person to act for it by proxy on all matters but proxies will not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy will be revocable at the pleasure of the holder of preferred securities executing the proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the applicable Trust were a Delaware corporation and the holders of the preferred securities were stockholders of a Delaware corporation.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The property trustee serves as a trustee under indentures for other debt of ours.

         The trustee may, from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

GOVERNING LAW

         Each declaration of trust and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEES

         The following description of the terms and provisions of the guarantees summarizes certain general terms that will apply to each guarantee that we deliver in connection with a series of preferred securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

         When a Trust sells a series of its preferred securities, we will execute and deliver a guarantee of that series of preferred securities under a guarantee agreement for the benefit of the holders of these preferred securities. Only one guarantee will be issued by us in connection with the issuance of preferred securities by the applicable Trust. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Chase Manhattan Bank will act as indenture trustee under each guarantee agreement.
The guarantee trustee will hold each guarantee for the benefit of the holders of the preferred securities of the applicable Trust.

SPECIFIC TERMS OF THE GUARANTEES

         Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred securities, to the extent that they are not paid by, or on behalf of, the applicable Trust:

         - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the applicable Trust has sufficient funds available for those payments at the time;

         - the redemption price regarding any preferred securities called for redemption, to the extent that the applicable Trust has sufficient funds available for those redemption payments at such time; and

         - upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable Trust, unless the corresponding series of junior subordinated debentures are distributed to holders of the preferred securities, the lesser of:

         - the total liquidation amount of the preferred securities and all accumulated and unpaid distributions on them to the date of payment; and

         - the amount of assets of the applicable Trust remaining available for distribution to holders of the preferred securities.

         Our obligation to make the payments described above under the guarantee may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the applicable Trust to pay such amounts to these holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable Trust may have or assert.

         Each guarantee will apply only to the extent that the applicable Trust has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable Trust, then the Trust will not be able to pay distributions on the preferred securities issued by the Trust and will not have funds legally available for these payments.

NATURE OF THE GUARANTEE

         We will, through the relevant declaration of trust, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable Trust's obligations under the preferred securities.

         Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment of the amounts due under it in full to the extent they have not been paid by the applicable Trust or upon distribution of junior subordinated debentures to the holders of the preferred securities in exchange for all of these preferred securities.

SUBORDINATION OF COMMON SECURITIES

         We also will irrevocably and unconditionally guarantee the obligations of the applicable Trust regarding that Trust's common securities to the same extent as our guarantee of the applicable preferred securities, except that upon the occurrence and the continuation of a Trust Enforcement Event regarding the applicable Trust, holders of these preferred securities will have priority over holders of the common securities regarding distributions and payments on liquidation, redemption or otherwise.

RANKING

         Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

         The guarantees will not place a limitation on the amount of additional senior debt that may be incurred by us.

CERTAIN COVENANTS OF PROVIDENT FINANCIAL GROUP

         In general, we will covenant in each guarantee that, so long as any preferred securities issued by a Trust remain outstanding, if

         - there shall have occurred any event of default under the indenture regarding the applicable series of junior subordinated debentures;

         - we shall be in default regarding our payment of any obligations under the related guarantee; or

         - we shall have given notice of our election to defer interest payments on the junior subordinated debentures, as described under the caption "Description Debt Securities--Provisions Applicable to Junior Subordinated Debt Securities--Option to Defer Interest Payments" on page ? of this prospectus and we shall not have rescinded that notice or begun making such payments, then we will not, and will not permit any subsidiary to, do the following:

         - to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock; or

         - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a par with or junior to the junior subordinated debentures or make any payments regarding any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks on a par with or junior to these junior subordinated debentures.

At any time, however, we may do the following:

         -    pay dividends or make distributions in our common stock;

         - make payments under the applicable guarantee made by us regarding preferred securities of the applicable Trust;

         - declare a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan; and

         - purchase common stock related to the issuance of common stock or rights under any of our benefit plans.

AMENDMENTS

         Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following circumstances:

         - no consent of holders will be required regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities; and

         - no other amendments to the guarantee may be made without the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

         The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described under "Description of the Preferred Securities--Meetings of the Holders of Securities" on page 36 of this prospectus..

ASSIGNMENT

         All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT AND REMEDIES

         An event of default under a guarantee will occur upon our failure to make any of our payments or perform any of our other obligations under it.

         The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such guarantee.

         If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under that guarantee, without first instituting a legal proceeding against the applicable Trust that issued the preferred securities, the guarantee trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of a guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee. After a default under the guarantee, which has not been cured or waived, that is actually known to a responsible officer of the guarantee trustee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

TERMINATION OF THE GUARANTEES

         Each guarantee will terminate upon any of the following events:

         - full payment of the redemption price of all preferred securities of the applicable Trust;

         - full payment of the amounts payable upon liquidation of the applicable Trust; or

         - distribution of the junior subordinated debentures held by the applicable Trust to the holders of the preferred securities of the Trust in exchange for all of the preferred securities of the Trust.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred securities issued by the applicable Trust is required to restore payment of any sums paid under the applicable preferred securities or the guarantee.

GOVERNING LAW

         The guarantees will be governed by the laws of the State of Ohio, including any matters of interpretation under them.

                        DESCRIPTION OF CAPITAL SECURITIES

         The following is a summary of the provisions of Ohio General Corporation Law and Provident Financial=s Articles of Incorporation and Code of Regulations which govern the terms of Provident Financial=s common stock.

COMMON STOCK

         Our Articles of Incorporation authorize the issuance of 110,000,000 shares of common stock. At September 30, 1999 approximately 4,000 record holders owned the 42,680,758 outstanding shares, all of which are fully paid, validly issued and non-assessable.

         Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders may cumulate their votes when electing directors.

         Holders of our common stock are entitled to share in the dividends that the board of directors validly declares from legally available funds. If we liquidate, holders of our common stock also are entitled to participate ratably in the assets remaining after we pay our liabilities and preferred stock liquidation preferences.

         Holders of our common stock do not have preemptive rights or other rights to subscribe for purchase additional shares of any class of stock or any other securities of ours. Our common stock has no redemption or sinking fund provisions. Approving amendments to the Articles of Incorporation, mergers, reorganizations and similar transactions requires the vote of the holders of two-thirds of all outstanding shares of our common stock. The Provident Bank serves as Registrar and Transfer Agent for our common stock.

PREFERRED STOCK

         Our Articles of Incorporation authorize 5,000,000 shares of preferred stock which may be issued from time to time in series that have been designated preferences, rights, qualifications and limitations that the board of directors, in its sole discretion, may determine. The board of directors can give preferred stock both voting and conversion rights which would affect the voting power and equity of holders of our common stock. Preferred stock could also have preference to our common stock with respect to dividend and liquidation rights. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change of control of us. We have 70,272 shares of preferred stock, designated as our Series D Preferred Stock, outstanding. Each share has a stated and liquidation value of $100, is convertible into 14.0625 shares of our common stock, and pays an annual dividend equal to the dividend payable on 14.0625 shares of our common stock.

                           CERTAIN TAX CONSIDERATIONS

         The applicable prospectus supplement with respect to each type of security issued under this registration statement may contain a discussion of certain tax consequences of an investment in the securities offered thereby.

                              PLAN OF DISTRIBUTION

         We or the Trusts may offer the offered securities in one or more of the following ways from time to time:

         -    to or through underwriters or dealers;

         -    by itself directly;

         -    through agents; or

         -    through a combination of any of these methods of sale.

         The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

         -    the name or names of any underwriters, dealers or agents;

         - the purchase price of the offered securities and the proceeds to us or the Trusts from such sale;

         - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

         -    the initial public offering price;

         - any discounts or concessions to be allowed or reallowed or paid to dealers; and

         - any securities exchanges on which such offered securities may be listed.

         Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

         In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

         - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

         - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

         - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

         These transactions may be effected through the Nasdaq National Market system, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

         If dealers are utilized in the sale of offered securities, we or the Trusts will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

         Offered securities may be sold directly by us or the Trusts to one or more institutional purchasers, or through agents designated by us or the Trusts from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the applicable prospectus supplement, we or the Trusts will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or the Trusts at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

         Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

         Each series of offered securities other than common stock will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

                              ERISA CONSIDERATIONS

         Our subsidiaries provide services to several employee benefit plans. Although the majority of these plans are employee-directed 401(k) plans, we and any direct or indirect subsidiary of ours may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, relating to some of these employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan to which we or any direct or indirect subsidiary of ours is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption issued by the U.S. Department of Labor. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

                                  LEGAL MATTERS

         Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, will act as legal counsel to us and will pass upon the validity of any securities offered by this prospectus and any applicable prospectus supplement. Certain matters of Delaware law relating to each Trust will be passed upon for the Trusts and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise stated in a prospectus supplement, United States federal income taxation matters will also be passed upon for us and the Trusts by Keating, Muething & Klekamp, P.L.L. Members of Keating, Muething & Klekamp, P.L.L. participating in this engagement own approximately 115,000 shares of our common stock. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.

                                     EXPERTS

              The consolidated financial statements of Provident Financial Group, Inc. appearing in Provident Financial's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*              $112,200
New York Stock Exchange listing fee                                200,000
Legal fees and expenses                                             75,000
Accounting fees and expenses                                        10,000
Printing and engraving expenses                                     30,000
Trustee's fees and expenses                                         40,000
Rating Agencies' fees                                              100,000
Blue Sky fees and expenses                                           2,500
Miscellaneous                                                       30,300
                                                                 ---------
              TOTAL                                              $ 600,000
                                                                 =========

----------------

*Actual; other expenses are estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio Revised Code, Section 1701.13(E), allows indemnification by Provident Financial Group, Inc. to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Provident Financial Group, Inc., by reason of the fact that he is or was a director, officer, employee or agent of the Provident Financial Group, Inc., against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Provident Financial Group, Inc. and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Provident Financial Group, Inc., except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Provident Financial Group, Inc. unless deemed otherwise by the court. Indemnification may be authorized by a majority vote of a quorum of disinterested directors or upon the written opinion of independent counsel or by the shareholders or by court order. The Provident Financial Group, Inc.'s Code of Regulations extends such indemnification.

         The Declarations will provide that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular Trustee or any Affiliate thereof, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         The Declaration will also provide that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration will also provide that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or manner as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which Court of Chancery or such other court shall deem proper. The Declaration will further provide that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.

         The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933 which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute any of the agreements filed as or incorporated by reference as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act of 1933 with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

         The Declaration will also provide that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred with out negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.                        Description of Document
-----------                        -----------------------

1                 Form of Underwriting Agreement**
4.1               Plan of Reorganization relating to Series D Non-Voting
                  Convertible Preferred Stock (incorporated by reference to
                  Exhibit No. 4 to Provident Financial's Form 10-K for the fiscal year ended December 31, 1995)
4.2               Junior Subordinated Indenture dated as of November 27,
                  1996 between Provident Financial and The Bank of New
                  York, as Indenture Trustee (incorporated by reference to Exhibit No. 4.1 to Provident Financial's Form 8-K dated
                  November 27, 1996)
4.3               Amended and Restated Declaration of Trust of Provident Capital
                  Trust I, dated as of November 27, 1996 (incorporated by reference to Exhibit No. 4.3 to Provident Financial's Form 8-K dated November 27, 1996)
4.4               Form of Guarantee Agreement to be entered into by Provident
                  Financial and The Bank of New York, as Guarantee Trustee
                  (incorporated by reference to Exhibit No. 4.8 to Registration
                  Statement No. 333-20769)
4.5               Form of Indenture relating to the Junior Subordinated
                  Debentures to be entered by and between Provident Financial and The Chase Manhattan Bank, as Indenture Trustee
                  (incorporated by reference to Exhibit No. 4(a) to Registration
                  Statement No. 333-80231)
4.6               Form of Guarantee Agreement to be entered into by and
                  between Provident Financial, as Guarantor, and The Chase
                  Manhattan Bank, as Guarantor Trustee, for the benefit of holders of Preferred Securities of Provident Capital
                  Trust III and Provident Capital Trust IV (incorporated by reference to Exhibit No. 4(b) to Registration Statement
                  No. 333-80231)
4.7               Form of Junior Subordinated Debenture (incorporated by
                  reference to Exhibit No. 4(c) to Registration Statement No.
                  333-80231)
4.8               Certificate of Trust of Provident Capital Trust II
                  (incorporated by reference to Exhibit No. 4(d) to Registration
                  Statement No. 333-80231)
4.9               Certificate of Trust of Provident Capital Trust III
                  (incorporated by reference to Exhibit No. 4(e) to Registration
                  Statement No. 333-80231)

4.10 Declaration of Trust of Provident Capital Trust II (incorporated by reference to Exhibit No. 4(f) to Registration Statement No. 333-80231)
4.11 Declaration of Trust of Provident Capital Trust III (incorporated by reference to Exhibit No. 4(g) to Registration Statement No. 333-80731)
4.12 Form of Preferred Security Certificate (incorporated by reference to Exhibit No. 4(i) to Registration Statement No. 333-80231)
4.13 Form of Senior Indenture between Provident Financial and The Chase Manhattan Bank, as Trustee
4.14 Form of Subordinated Indenture between Provident Financial and The Chase Manhattan Bank, as Trustee
4.15 Form of Junior Subordinated Indenture between Provident Financial and The Chase Manhattan Bank, as Trustee
4.16 Form of Debt Warrant Agreement (including form of Debt Warrant certificate)**
4.17 Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)**
4.18 Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)**
4.19              Statement with Respect to Shares for the offered
                  Preferred Securities: Upon issuance of any such securities, Provident Financial will file all necessary Exhibits to a Current Report on Form 8-K and thereby incorporates such Exhibits by reference.
4.20 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder)**
4.21 Form of Amended and Restated Declaration of Trust for Provident Capital Trust III and Provident Capital Trust IV (including the forms of Preferred Securities and Common Stock to be issued thereunder)
4.22              Form of Certificate of Trust for Provident Capital Trust IV
4.23              Form of Declaration of Trust for Provident Capital Trust IV
4.24 Provident Financial has outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of Provident Financial and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Provident Financial agrees to furnish copies of such instruments to the Commission upon request.
5.1               Opinion and Consent of Keating, Muething & Klekamp, P.L.L.
5.2               Opinion and Consent of Richards, Layton & Finger, P.A.
                  relating to Provident Capital Trust III
5.3               Opinion and Consent of Richards, Layton & Finger, P.A.
                  relating to Provident Capital Trust IV
12 Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends*
23.1              Consent of Ernst & Young, LLP
23.2              Consent of Keating, Muething & Klekamp, P.L.L. (Contained in
                  Exhibit 5.1)
23.3 Consent of Richards, Layton & Finger, P.A. (contained in Exhibits 5.2 and 5.3)
24 Powers of Attorney of Directors and Officers (included on signature page)

25.1              Form T-1 of The Chase Manhattan Bank as Trustee under the
                  Senior Indenture
25.2 Form T-1 of The Chase Manhattan Bank as Trustee under the Subordinated Indenture
25.3 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Preferred Securities of Provident Capital Trust II (incorporated by reference to Exhibit No. 25(b) to Registration Statement No. 333-80231)
25.4 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Preferred Securities of Provident Capital Trust III
25.5 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Preferred Securities of Provident Capital Trust IV
25.6 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Guarantees of Provident Financial Group with respect to Provident Capital Trust II (incorporated by reference to Exhibit No. 25(d) to Registration Statement No. 333-80231)
25.7 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Guarantees of Provident Financial Group with respect to Provident Capital Trust III
25.8 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Guarantees of Provident Financial Group with respect to Provident Capital Trust IV
25.9 Form T-1 of The Chase Manhattan Bank as Trustee with respect to the Junior Subordinated Debt Securities of Provident Financial Group

*        To be filed by amendment or as an exhibit to a Current Report on Form
         8-K.
** To be incorporated by reference herein in connection with the offering of each applicable class of securities.

ITEM 17. UNDERTAKINGS.

(a)      The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If the securities to be registered are to be offered at competitive bidding, the undersigned Registrants hereby undertake: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)      The undersigned Registrant hereby undertakes that

         (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Provident Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 23rd day of December, 1999.

                                  PROVIDENT FINANCIAL GROUP, INC.



                                  By: /s/Robert L. Hoverson
                                      ------------------------------------------
                                      Robert L. Hoverson, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Mark E. Magee or Christopher J. Carey, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

               Signature                                      Title                                    Date
               ---------                                      -----                                    ----
 /s/Robert L. Hoverson                   President and Director (Principal                      December 23, 1999
--------------------------------         Executive Officer)
*Robert L. Hoverson


 /s/Jack M. Cook                         Director                                               December 23, 1999
---------------------------------
*Jack M. Cook


 /s/Thomas D. Grote, Jr.                 Director                                               December 23, 1999
---------------------------------
*Thomas D. Grote, Jr.


 /s/Philip R. Myers                      Director                                               December 23, 1999
---------------------------------
*Philip R. Myers


 /s/Joseph A. Pedoto                     Director                                               December 23, 1999
---------------------------------
*Joseph A. Pedoto


 /s/Sidney A. Peerless                   Director                                               December 23, 1999
---------------------------------
*Sidney A. Peerless


 /s/Joseph A. Steger                                                                            December 23, 1999
---------------------------------
*Joseph A. Steger                        Director


 /s/Christopher J. Carey                 Executive Vice President and Chief Financial           December 23, 1999
---------------------------------        Officer (Principal Financial Officer and
*Christopher J. Carey                    Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Provident Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of December __, 1999.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Mark E. Magee or Christopher J. Carey, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                        PROVIDENT CAPITAL TRUST III

                                        By: /s/Christopher J. Carey
                                            ------------------------------------
                                            *Christopher J. Carey, as Trustee


                                        By: /s/Mark E. Magee
                                            ------------------------------------
                                            *Mark E. Magee, as Trustee


                                        By: /s/Tayfun Tuzun
                                            ------------------------------------
                                            *Tayfun Tuzun, as Trustee

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Provident Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of December __, 1999.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Mark E. Magee or Christopher J. Carey, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                        PROVIDENT CAPITAL TRUST IV

                                        By: /s/Christopher J. Carey
                                            ------------------------------------
                                            *Christopher J. Carey, as Trustee


                                        By: /s/Mark E. Magee
                                            ------------------------------------
                                            *Mark E. Magee, as Trustee


                                        By: /s/Tayfun Tuzun
                                            ------------------------------------
                                            *Tayfun Tuzun, as Trustee